Ready Welder Corporation
1891 N. Gaffey Street, Suite A
San Pedro, CA 90731
Phone: 310-832-2541

Promissory Note

Date: December 31, 2006

Amount: $2,160,918.78

For value received, on demand, or no later than December 31, 2007, Ready Welder Corporation promises to pay to the order of Theodore Holstein MD, as trustee of Holstein family trust, dated August 1976, a California revocable trust, at 2259 Warmouth Street, San Pedro, California 90732, or at such other place as shall be designated by lender in writing, in United States currency, the principal amount of Two Million, One Hundred and Sixty Thousand, Nine Hundred Eighteen Dollars and 78 cents ($2,160,918.78) with interest accrued from December 31, 2006 at the rate of 8% per annum.

Note:  This Promissory Note is a consolidation of the net un-reimbursed value of all previous Promissory Notes outstanding, and any unpaid interest accrued on those notes, as of December 31, 2006 less any payments made against those notes and accrued interest paid prior to and including December 31, 2006.

Lender:_______/s/_________________                                                                                                ______12/31/06______________
            Theodore Holstein, MD, CEO                                                                                                Date

Witness:______/s/__________________                                                                                                ______12/31/06_______________
              Esperanza Sanchez                                                                                                               Date